Exhibit 99.1

Landstar System, Inc. 13410 Sutton Park Drive, South Jacksonville, FL 32224 904 398 9400

For Immediate Release	Contact: Jim Todd (CFO)
Landstar System, Inc.
www.landstar.com
February 1, 2023	904-398-9400

LANDSTAR SYSTEM REPORTS

FOURTH QUARTER REVENUE OF $1.675B AND

FOURTH QUARTER DILUTED EARNINGS PER SHARE OF $2.60

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) reported diluted earnings per share (“DEPS”) of $2.60 in the 2022 fourteen-week fourth quarter on revenue of $1.675 billion. Landstar reported diluted earnings per share of $2.99 on revenue of $1.945 billion in the 2021 thirteen-week fourth quarter.

The Company’s fiscal year ends each year on the last Saturday in December. As such, the Company’s 2022 fourth quarter ended on December 31st and included fourteen weeks of operations, whereas the 2021 fourth quarter ended on December 25th and included thirteen weeks. As the week following Christmas tends to reflect less demand for the Company’s freight transportation services as compared to the rest of December, we estimate the extra week in 2022 contributed revenue of approximately $65 million.

Gross profit in the 2022 fourth quarter was $180.0 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2022 fourth quarter was $234.0 million. Gross profit in the 2021 fourth quarter was $209.8 million and variable contribution in the 2021 fourth quarter was $263.3 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2022 and 2021 fourth quarters and full fiscal years are provided in the Company’s accompanying financial disclosures.

Trailing twelve month return on average shareholders’ equity was 50 percent and return on invested capital, representing net income divided by the sum of average equity plus

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average debt, was 44 percent. The Company is currently authorized to purchase up to 3,000,000 shares of the Company’s common stock under its previously announced share purchase programs. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.30 per share payable on March 10, 2023, to stockholders of record as of the close of business on February 13, 2023. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2022 fourth quarter was $1,533.6 million, or 92 percent of revenue, compared to $1,744.8 million, or 90 percent of revenue, in the 2021 fourth quarter. Truckload transportation revenue hauled via van equipment in the 2022 fourth quarter was $869.8 million, compared to $1,023.8 million in the 2021 fourth quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2022 fourth quarter was $423.4 million, compared to $436.7 million in the 2021 fourth quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2022 fourth quarter was $204.0 million, compared to $252.4 million in the 2021 fourth quarter. Revenue hauled by rail, air and ocean cargo carriers was $115.1 million, or 7 percent of revenue, in the 2022 fourth quarter, compared to $174.6 million, or 9 percent of revenue, in the 2021 fourth quarter.

“The current macroeconomic environment made for challenging comparisons against our record 2021 fourth quarter performance despite the extra week of operations in the 2022 fourth quarter,” said Landstar President and Chief Executive Officer Jim Gattoni. “Softer demand during a weaker than typical peak season resulted in more readily available truck capacity and truck rates and volumes below the record prior year levels. The number of loads hauled via truck decreased 5.5% as compared to the 2021 fourth quarter, below the low end of our fourth quarter guidance issued in our 2022 third quarter earnings release on October 19, 2022. Revenue per load on loads hauled via truck decreased 7% as compared to the 2021 fourth quarter, at the low end of the 2022 fourth quarter guidance. In addition, revenue generated in the aggregate via rail, air and ocean cargo carriers was below the estimated amount included in the fourth quarter guidance.”

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Gattoni further stated, “As expected, even with a challenging 2022 fourth quarter, Landstar’s fiscal year financial performance in 2022 was the best in the Company’s history. Revenue in fiscal year 2022 was approximately $7.4 billion, an annual record, and was approximately $900 million higher than the previous record set in 2021. Gross profit and variable contribution in fiscal year 2022 were $788 million and $1.018 billion, respectively, both also representing new annual records. Operating income in fiscal year 2022 was an annual record of $571 million and represented year-over-year growth of 13%. Diluted earnings per share in fiscal year 2022 was an annual record of $11.76, an increase of $1.78, or 18 percent, from our prior fiscal year record of $9.98 in 2021.”

Gattoni continued, “Landstar’s financial performance in 2022, coming off a record-setting 2021 fiscal year, was truly outstanding. The Company’s 2022 achievements speak to the strength and resiliency of the Landstar network and the power of our unique agent and capacity network to execute. I am extremely pleased by our organic annual load volume growth and our continuing ability to attract productive agents and capacity to the network. We now enter 2023 looking forward to another exciting year for the Company, its employees, and the thousands of business owners who participate in the Landstar network.”

As it pertains to the 2023 first quarter, we begin the year with a much softer freight environment as compared to the beginning of 2022. Accordingly, we enter 2023 with very difficult quarter over prior year quarter comparisons. 2022 first quarter truck revenue per load was an all-time Landstar high and truck load volume was the second highest quarterly volume in Company history, lower only than the 2021 fourth quarter. We ended 2022 with fourth quarter truck revenue per load 11 percent below the 2022 first quarter. That lower truck revenue per load will certainly carry forward into the 2023 first quarter along with the expectation that we experience a normal seasonal decrease in rates from the fourth quarter to the first quarter in a mid-single digit percentage range.

Also, in the 2022 first quarter, revenue hauled via rail, air and ocean cargo carriers was near an all-time high of $195 million. We expect that revenue hauled via these non-trucking modes in the 2023 first quarter to be $100 million to $120 million below the 2022 first quarter.

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Gattoni further commented, “With respect to recent trends, the number of loads hauled via truck has been 10 to 12 percent below the corresponding period of 2022 and overall truck revenue per load has been 15 to 17 percent below the corresponding period of 2022. Prior to the onset of the pandemic in 2020, truck revenue per load typically experienced, on average, a mid-single digit percentage range seasonal decrease from the fourth quarter to the immediately following first quarter. Thus far through the first four weeks of January 2023, truck revenue per load has trended reasonably in-line with pre-pandemic historical fourth quarter to first quarter sequential patterns. As such, I anticipate revenue for the 2023 first quarter to be in a range of $1.40 billion to $1.45 billion.”

Gattoni concluded, “Based on the range of revenue estimated for the 2023 first quarter, I would anticipate DEPS to be in a range of $2.05 to $2.15. This range of DEPS includes insurance and claims expense estimated at 4.5 percent of BCO revenue.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2022 Earnings Release Conference Call.”

About Landstar:

Landstar System, Inc., a Fortune 500 company, is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable

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contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2022 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for

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the 2021 fiscal year, described in Item 1A Risk Factors, Landstar’s Form 10-Qs for the 2022 first and second fiscal quarters, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Revenue	$7,436,562	$6,537,568	$1,674,767	$1,945,017
Investment income	3,162	2,857	1,139	719

Costs and expenses:
Purchased transportation	5,804,017	5,114,667	1,291,676	1,531,470
Commissions to agents	614,865	507,209	149,106	150,212
Other operating costs, net of gains on asset sales/dispositions	45,192	36,531	10,314	9,414
Insurance and claims	125,835	105,463	29,570	30,265
Selling, general and administrative	221,279	221,278	56,080	62,558
Depreciation and amortization	57,453	49,609	14,826	13,077

Total costs and expenses	6,868,641	6,034,757	1,551,572	1,796,996

Operating income	571,083	505,668	124,334	148,740
Interest and debt expense	3,620	3,976	345	1,002

Income before income taxes	567,463	501,692	123,989	147,738
Income taxes	136,549	120,168	30,687	34,423

Net income	$430,914	$381,524	$93,302	$113,315

Diluted earnings per share	$11.76	$9.98	$2.60	$2.99

Average diluted shares outstanding	36,633,000	38,235,000	35,930,000	37,917,000

Dividends per common share	$3.10	$2.92	$2.30	$2.25

LANDSTAR SYSTEM/8

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 31, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$339,581	$215,522
Short-term investments	53,955	35,778
Trade accounts receivable, less allowance of $12,121 and $7,074	967,793	1,154,314
Other receivables, including advances to independent contractors, less allowance of $10,579 and $8,125	56,235	101,124
Other current assets	21,826	16,162

Total current assets	1,439,390	1,522,900

Operating property, less accumulated depreciation and amortization of $393,274 and $344,099	314,990	317,386
Goodwill	41,220	40,768
Other assets	136,279	164,411

Total assets	$1,931,879	$2,045,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$92,953	$116,478
Accounts payable	527,372	604,130
Current maturities of long-term debt	36,175	36,561
Insurance claims	50,836	46,896
Dividends payable	71,854	75,387
Other current liabilities	98,945	130,531

Total current liabilities	878,135	1,009,983

Long-term debt, excluding current maturities	67,225	75,243
Insurance claims	58,268	49,509
Deferred income taxes and other non-current liabilities	41,030	48,720

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,382,310 and 68,232,975	684	682
Additional paid-in capital	258,487	255,148
Retained earnings	2,635,960	2,317,184
Cost of 32,455,300 and 30,539,235 shares of common stock in treasury	(1,992,886)	(1,705,601)
Accumulated other comprehensive loss	(15,024)	(5,403)

Total shareholders’ equity	887,221	862,010

Total liabilities and shareholders’ equity	$1,931,879	$2,045,465

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Revenue generated through (in thousands):

Truck transportation
Truckload:
Van equipment	$3,892,085	$3,525,830	$869,788	$1,023,805
Unsided/platform equipment	1,760,357	1,549,037	423,401	436,679
Less-than-truckload	142,438	117,505	36,444	31,954
Other truck transportation (1)	835,959	770,846	203,958	252,374

Total truck transportation	6,630,839	5,963,218	1,533,591	1,744,812
Rail intermodal	145,017	159,974	31,255	39,434
Ocean and air cargo carriers	558,986	327,160	83,830	135,209
Other (2)	101,720	87,216	26,091	25,562

	$7,436,562	$6,537,568	$1,674,767	$1,945,017

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$2,636,036	$2,612,188	$592,264	$712,875

Number of loads:

Truck transportation
Truckload:
Van equipment	1,496,247	1,422,734	365,984	385,218
Unsided/platform equipment	558,530	521,891	138,094	140,297
Less-than-truckload	191,233	183,975	48,493	48,937
Other truck transportation (1)	320,790	300,710	77,449	92,308

Total truck transportation	2,566,800	2,429,310	630,020	666,760
Rail intermodal	40,710	52,310	8,770	11,890
Ocean and air cargo carriers	41,850	41,450	7,440	11,800

	2,649,360	2,523,070	646,230	690,450

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	1,027,480	1,039,630	250,230	266,360

Revenue per load:

Truck transportation
Truckload:
Van equipment	$2,601	$2,478	$2,377	$2,658
Unsided/platform equipment	3,152	2,968	3,066	3,113
Less-than-truckload	745	639	752	653
Other truck transportation (1)	2,606	2,563	2,633	2,734
Total truck transportation	2,583	2,455	2,434	2,617
Rail intermodal	3,562	3,058	3,564	3,317
Ocean and air cargo carriers	13,357	7,893	11,267	11,458

Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,566	$2,513	$2,367	$2,676

Revenue by capacity type (as a % of total revenue):

Truck capacity providers:
BCO Independent Contractors (3)	35%	40%	35%	37%
Truck Brokerage Carriers	54%	51%	56%	53%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	8%	5%	5%	7%
Other	1%	1%	2%	1%

			December 31, 2022	December 25, 2021
Truck Capacity Providers

BCO Independent Contractors (3)			10,393	11,057

Truck Brokerage Carriers:
Approved and active (4)			66,745	64,476
Other approved			30,999	25,870

			97,744	90,346

Total available truck capacity providers			108,137	101,403

Trucks provided by BCO Independent Contractors (3)			11,281	11,864

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

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Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Revenue	$7,436,562	$6,537,568	$1,674,767	$1,945,017

Costs of revenue:
Purchased transportation	5,804,017	5,114,667	1,291,676	1,531,470
Commissions to agents	614,865	507,209	149,106	150,212

Variable costs of revenue	6,418,882	5,621,876	1,440,782	1,681,682

Trailing equipment depreciation	36,653	35,204	8,893	8,842
Information technology costs (1)	19,834	13,560	5,966	4,026
Insurance-related costs (2)	127,605	109,387	28,784	31,212
Other operating costs	45,192	36,531	10,314	9,414

Other costs of revenue	229,284	194,682	53,957	53,494

Total costs of revenue	6,648,166	5,816,558	1,494,739	1,735,176

Gross profit	$788,396	$721,010	$180,028	$209,841

Gross profit margin	10.6%	11.0%	10.7%	10.8%

Plus: other costs of revenue	229,284	194,682	53,957	53,494

Variable contribution	$1,017,680	$915,692	$233,985	$263,335

Variable contribution margin	13.7%	14.0%	14.0%	13.5%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.